GENTIA SOFTWARE
                                                Tuition House, St. George's Road
                                                Wimbledon
                                                London SW19 4EU
                                                (Nasdaq: GNTIY)





AT THE COMPANY:            AT THE FINANCIAL RELATIONS BOARD:
---------------            ---------------------------------
Tony Fox                   For Analyst Info:  Julie Creed (312) 640-6724
Chief Financial Officer    For General Info:  Jerry Meyer (212) 661-8030
011-44-181-971-4000        For Media Info:  Alicia Nieva-Woodgate (212) 661-8030



FOR IMMEDIATE RELEASE:
----------------------
September 10, 1997


                         GENTIA SOFTWARE NAMES NEW CFO;
                         ------------------------------
                   TWO VICE PRESIDENTS JOIN BOARD OF DIRECTORS
                   -------------------------------------------

LONDON, September 10, 1997 -- Gentia Software (Nasdaq: GNTIY -- formerly Planning Sciences International), developer of the world's only networked business intelligence environment for enterprise-wide deployment, today announced the appointment of a new chief financial officer and the election of two of its vice presidents to the firm's Board of Directors.

         George Sprenkle, 42 years old, will join Gentia as CFO on October 1. He will succeed Anthony K. Fox, who will leave the company later this month but will remain on the Board as an outside director.

         Sprenkle, who will be based at Gentia's Boston headquarters, developed a broad international finance background in his 20 years as an executive with Unisys. Most recently he has served as director of change management.

         Joining the Board effective immediately are Paul Martin, Gentia's vice president of product marketing, and Scott Silk, vice president of worldwide marketing.

         Paul Rolph, Gentia's chairman and chief executive officer, said he was pleased that, although Mr. Fox is departing to accept an exciting opportunity in a different industry, he will continue to provide financial direction as a member of the Board.

Gentia Software, plc.
         "Tony's contribution to the development of Gentia has been a tremendously important one," Mr. Rolph said. "Though we of course regret his departure from our executive staff, we


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Gentia Software, plc.
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understand his decision to move on to new challenges. We're delighted to have found and recruited a successor as experienced as George Sprenkle, and we are delighted that as a member of our Board Tony will continue to be a contributing member of the Gentia team."

         Mr. Rolph noted also that the fact that Gentia's CFO will be based in the U.S. reflects the importance that the company attaches to the American market. Though founded in the U.K., Gentia maintains joint headquarters in London and Boston.

         Mr. Rolph said the addition of Messrs. Martin and Silk to the Board was a reflection of their increasingly important contributions to the company's development. Gentia recently announced plans to substantially increase spending on sales and marketing.

         Gentia(TM) is the only Business Intelligence Environment designed for today's networked world. Gentia applications, such as business analysis and reporting, are deployed using an Open Network Architecture which ensures delivery of information to the desktops and browsers of key decision makers throughout an enterprise. Gentia's worldwide client list of over 400 corporate and public sector organizations includes: Motorola, McDonnell Douglas, Texas Instruments, Sun Microsystems, Medtronic Corporation, News International, Barclays Bank, Volvo, Jefferies and Company, Hewlett-Packard, and Reckitt and Colman.

         To receive additional information on Gentia Software, via fax, at no charge, dial 1-800-PRO-INFO and enter code GNTIY.

         Internet users can obtain further information on Gentia Software via the Gentia Software home page: http://www.gentia.com.



This news release contains statements of a forward-looking nature relating to the financial performance of Gentia Software. Such statements are based upon the information available to management at this time, and they necessarily involve risk because actual results could differ materially from current expectations. Among the many factors that could cause actual results to differ from those set forth in the company's forward-looking statements are changes in general economic conditions, actions taken by customers or competitors, and the receipt of more or fewer orders than expected.